                                                                   Exhibit 99.27

                                     [FRONT]

        [Name of Partnership] ("[Partnership Abbreviation]") CONSENT FORM

       Reference is made to the Prospectus/Consent Solicitation Statement dated September __, 1998, and the Transmittal Letter attached hereto, sent with this Consent Form to obtain consent to Host Marriott, L.P.'s proposed acquisition by merger (the "Merger") of [Partnership Abbreviation] and up to seven other limited partnerships that own full-service hotels in which Host or its subsidiaries are general partners. This Consent Form incorporates by reference the representations and covenants set forth in the Transmittal Letter. The undersigned hereby votes as set forth below with respect to all Partnership Units which the undersigned may be entitled to vote. Please put an "X" in the appropriate box to vote "FOR" the Merger, "AGAINST" the Merger or to "ABSTAIN" from voting with respect to the Merger. Please put an "X" in the appropriate box to vote "FOR" the amendments to the partnership agreement, "AGAINST" the amendments to the partnership agreement or to "ABSTAIN" with respect to the amendments to the partnership agreement.

[_]  "FOR" my Partnership's participation in the Merger.
[_]  "FOR" the amendments to the partnership agreement.
[_]  "AGAINST" my Partnership's participation in the Merger.
[_]  "AGAINST" the amendments to the partnership agreement.
[_]  I wish to "ABSTAIN" from voting with respect to the Merger.
[_] I wish to "ABSTAIN" from voting with respect to the amendments to the partnership agreement.

       In order to make certain that the Merger is approved, a [Partnership Abbreviation] Limited Partner must vote FOR the Merger and FOR the amendments to the partnership agreement.


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Signature of Limited Partner                              Date


                                  MAILING LABEL
                       (Includes name of the Partnership)



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Signature of Co-Owner (if any)                            Date



PLEASE DATE; SIGN EXACTLY AS YOUR NAME APPEARS ON THE MAILING LABEL, UNLESS YOUR NAME IS PRINTED INCORRECTLY; AND MAIL THIS CONSENT FORM IN THE ENVELOPE PROVIDED; NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.


                      (PLEASE COMPLETE ELECTION ON REVERSE)

                                     [BACK]

       Limited Partners in [Partnership Abbreviation], if [Partnership Abbreviation] participates in the Merger, will receive and retain OP Units, unless one of the following elections is marked:

             I wish to exchange my OP Units for Common Shares of Host REIT as described in the Prospectus/Consent Solicitation Statement.

             I wish to exchange my OP Units for a Note of the Operating Partnership as described in the Prospectus/Consent Solicitation Statement.

       This election can be revoked or an alternative election can be made by submitting to [Partnership Abbreviation] in writing such revocation or alternative election prior to the later of November __, 1998 or, upon notice, such later date as may be selected by the General Partner and the Operating Partnership.

       If you sign and return this Consent Form without indicating a vote, you will be deemed to have voted "FOR" the Merger and "FOR" for the amendments to the partnership agreement, and you will receive and retain OP Units if [Partnership Abbreviation] participates in the Merger.

       By signing this Consent Form, you hereby acknowledge receipt of the Prospectus/Consent Solicitation Statement dated September __, 1998, furnished herewith.

       Each person signing this Consent Form affirms and makes the other representations, warranties, covenants and agreements set forth in the Letter of Instructions.

       IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN COMPLETING THE CONSENT FORM, PLEASE CALL _________________, THE INFORMATION AGENT, AT ________________.

                            IMPORTANT TAX INFORMATION

         All holders of interests in the Partnerships ("Holders") should review the important tax information that is provided below regarding information which each Holder is required to provide to Host Marriott, L.P. ("Operating Partnership") and Host Marriott Trust ("Host REIT"). This information must be provided in order to avoid the withholding of taxes on amounts received from the Operating Partnership or Host REIT by such Holders. Terms not otherwise defined herein have the meaning set forth in the Consent Solicitation.

         Substitute Form W-9. Under federal income tax law, a Holder who elects to tender his interest in a Partnership to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership ("OP Units"), with the right to exchange such OP Units for a note issued by the Operating Partnership (a "Note") or common shares of beneficial interest of Host REIT ("Common Shares") in connection with the Mergers, may be subject to backup federal income-tax withholding with respect to amounts received from the Operating Partnership or Host REIT, as the case may be. To prevent this withholding, a Holder must provide the Operating Partnership and Host REIT with such Holder's correct Taxpayer Identification Number ("TIN") by completing the attached Substitute Form W-9 certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN) and that (1) such Holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of the failure to report all interest or dividends received by him or (2) the Internal Revenue Service has notified the Holder that he is no longer subject to backup withholding. If such individual, the TIN will be his Social Security number. The TIN of a Holder which is an entity will be that entity's Employer Identification Number. The attached Certificate of Awaiting Taxpayer Identification Number should be completed if the Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the Operating Partnership and Host REIT are not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service as well as withholding taxes.

         Additionally, foreign taxpayers who receive investment income from U.S. sources are subject to income tax withholding at a rate of 30% of the gross amount of such U.S. investment income. Failure to provide the information required on the attached Substitute Form W-9 may result in the Operating Partnership or Host REIT, as the case may be, being required to withhold 30% of any payments made to the Holder or other payee which represent either such Holder's share of the Operating Partnership's investment income (in the case of a Holder who retains his OP Units received in the Mergers) or dividend payments (in the case of a Holder who elects to exchange his OP Units for Common Shares.

         Certificate Of Non-Foreign Status. The Internal Revenue Code requires that taxes be withheld on certain amounts payable to foreign persons by domestic partnerships or by reason of a sale of certain U.S. real property interests (including distributions by the Operating Partnership or Host REIT, as the case may be, attributable to gain from the sale or exchange or U.S. real property interests. In order for a Holder to avoid having withholding taxes deducted from payments that will be received from the Operating Partnership or Host REIT, as the case may be, such Holder must certify under penalties of perjury the following information on the attached Certificate of Non-Foreign Status: 1) the Holder is not a foreign person; 2) the Holder's TIN; 3) the Holder's address; and 4) the Holder will notify the Operating Partnership or Host REIT, as the case may be, within sixty (60) days of a change in Holder's foreign status. A failure to provide the Operating Partnership or Host REIT with a complete and signed copy of the Certificate of Non-Foreign Status may result in the required withholding of up to 39.6% (with regard to an individual) or 35% (with regard to an entity) of any payments made to the Holder or other payee.

         The attached Certificate of Non-Foreign Status must be completed by all Holders regardless of whether such Holders retain the OP Units received in the Mergers or elect to exchange such OP Units for Notes or Common Shares in connection with the Mergers.

         What Number to Give the Operating Partnership and Host REIT. As discussed above, the Holder is required to give the Operating Partnership and Host REIT the Social Security number or employer identification number of the record holder of the partnership interests tendered hereby. If the interests are held in more than one name or are not held in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number" for additional guidance on which number to report on the attached documents.

EACH HOLDER IS STRONGLY URGED TO CONSULT WITH HIS OWN TAX ADVISORS TO DETERMINE THE APPLICATION OF THE TAX WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS TO HIS PERSONAL TAX SITUATION.

                               HOST MARRIOTT, L.P.

                               HOST MARRIOTT TRUST
--------------------------------------------------------------------------------
                        CERTIFICATE OF NON-FOREIGN STATUS
                                 for Individuals

To inform Host Marriott, L.P. and Host Marriott Trust that withholding of tax is not required under Sections 1445 and 1446 of the Internal Revenue Code upon amounts received by me from Host Marriott, L.P. or Host Marriott Trust, I, the undersigned, hereby certify the following:

1. I am not a nonresident alien for purposes of U.S. income taxation;

2. My U.S. taxpayer identifying number (Social Security Number) is:
   ________________________; and

3. My current home address is as follows:______________________________________.

I hereby agree that if I become a nonresident alien, I will notify Host Marriott, L.P. (if I hold units of interest in, or a note issued by, Host Marriott, L.P.) or Host Marriott Trust (if I hold common shares of beneficial interest in Host Marriott Trust) within sixty (60) calendar days of doing so.

I understand that this certification may be disclosed to the Internal Revenue Service by Host Marriott, L.P. or Host Marriott Trust and that any false statement I have made here could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

             SIGNATURE ______________________________    Date _______________

             PRINT NAME _____________________________

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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN WITHHOLDING OF UP
TO 39.6 PERCENT OF ANY PAYMENTS MADE TO YOU BY HOST MARRIOTT, L. P. OR HOST MARRIOTT TRUST. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL DETAILS.

                               HOST MARRIOTT, L.P.

                               HOST MARRIOTT TRUST
--------------------------------------------------------------------------------
                        CERTIFICATE OF NON-FOREIGN STATUS
                                  for Entities

To inform Host Marriott, L.P. and Host Marriott Trust that withholding of tax is not required by Sections 1445 and 1446 of the Internal Revenue Code upon amounts received by ________ from Host Marriott, L.P. or Host Marriott Trust, the undersigned hereby certifies the following on behalf of ____________________:

1. _______________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. ___________'s U.S. employer identifying number is: __________________; and

3. _____________'s office address is: _______________________________________.

_______________ hereby agrees to notify Host Marriott, L.P. (if _______________ holds units of interest in, or a note issued by, Host Marriott, L.P.) or Host Marriott Trust (if _______________ holds common shares of beneficial interest in Host Marriott Trust) within sixty (60) calendar days of the date _______________ becomes a foreign person. _______________ understands that this certification may be disclosed to the Internal Revenue Service by Host Marriott, L.P. or Host Marriott Trust and that any false statement made here could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of
________________________.

             SIGNATURE   ______________________________  Date _______________

             PRINT NAME  _____________________________

             TITLE       ______________________________

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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
OF UP TO 35 PERCENT OF ANY PAYMENTS MADE TO YOU BY HOST MARRIOTT, L. P. OR HOST MARRIOTT TRUST. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL DETAILS.

                               HOST MARRIOTT, L.P.

                               HOST MARRIOTT TRUST
--------------------------------------------------------------------------------
                                                ________________________________
                                                Social Security Number
                                                or
                                                ________________________________
                                                Employer Identification Number

SUBSTITUTE                          Part 1 - PLEASE PROVIDE YOUR TIN ABOVE AND
                                             CERTIFY BY SIGNING AND DATING
                                             BELOW.
Form W-9
                                    ----------------------------------------
Department of the Treasury          Part 2 - Certification - Under Penalties of
Internal Revenue Service            Perjury, I certify that:

                                    (l)     The number shown on this form is my
                                            correct Taxpayer Identification
                                            Number (or I am waiting for a number
                                            to be issued to me) and

Payer's Request for Taxpayer
Identification Number ("TIN")       (2)     I am not subject to backup
                                            withholding either because I have
                                            not been notified by the Internal
                                            Revenue Service ("IRS") that I am
                                            subject to backup withholding as a
                                            result of failure to report all
                                            interests or dividends, or the IRS
                                            has notified me that I am no longer
                                            subject to backup withholding.

                              Part 3 - Awaiting TIN  "
--------------------------------------------------------------------------------
Certificate Instructions - You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

                  SIGNATURE _______________________________   Date ___________

                  PRINT NAME ______________________________

                  ADDRESS _________________________________

                          _________________________________
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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN WITHHOLDING OF UP
TO 31 PERCENT OF ANY PAYMENTS MADE TO YOU BY HOST MARRIOTT, L.P. OR HOST MARRIOTT TRUST. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
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CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

                  Signature ________________________ Date ____________
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

                         GUIDELINES FOR CERTIFICATION OF
                         TAXPAYER IDENTIFICATION NUMBER

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to insert on the applicable form.

--------------------------------------------------------
                               Give the
For this type of account:      SOCIAL SECURITY
                               number of--
--------------------------------------------------------

1.   An individual's           The individual
     account






2.   Two or more               The actual owner of the
     individuals (joint        account or, if combined
     account)                  funds, any one of the
                               individuals(1)

3.   Husband and wife          The actual owner of the
     (joint account)           account or, if joint
                               funds, either person(1)

4.   Custodian account of a    The minor(2)
     minor (Uniform Gift to
     Minors Act)

5.   Adult and minor (joint    The adult or, if the
     account)                  minor is the only
                               contributor, the minor(1)

6.   Account in the name of    The ward, minor, or
     guardian or committee     incompetent person(3)
     for a designated ward,
     minor, or incompetent
     person

7.   a. The usual              The grantor-trustee(1)
        revocable savings
        trust account
        (grantor is also
        trustee)

     b. So-called trust        The actual owner(1)
        account that is not
        a legal or valid
        trust under State
        law

--------------------------------------------------------
                                 Give the EMPLOYER
For this type of account:        IDENTIFICATION
                                 number of--
--------------------------------------------------------

8.   Sole proprietorship         The owner(4)
     account

9.   A valid trust, estate, or   The legal entity (Do not
     pension trust               furnish the identifying
                                 number of the personal
                                 representative or trustee
                                 unless the legal entity
                                 itself is not designated
                                 in the account title.)(5)

10.  Corporate account           The corporation




11.  Religious, charitable, or   The organization
     educational organization
     account

12.  Partnership account held    The partnership
     in the name of the
     business

13.  Association, club, or       The organization
     other tax-exempt
     organization

14.  A broker or registered      The broker or nominee
     nominee



15.  Account with the            The public entity
     Department of
     Agriculture in the name
     of a public entity (such
     as a State or local
     government, school
     district, or prison) that
     receives agricultural
     program payments

--------------------------------------------------------

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.